DELAWARE GROUP STATE TAX FREE INCOME
TRUST
Registration No. 811-2715
FORM N-SAR
Annual Period Ended February 28,
2006


Sub Item 77D:    Policies with
respect to security investments

The response to sub-item 77D with
respect to the Delaware Group State
Tax Free Income Trust is
incorporated by reference to the
supplements filed by the Registrant
with the Securities Exchange
Commission on January 3, 2006
(Accession No. 0000201670-06-000001
and Accession No. 0000201670-06-
000002).